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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-44362) of DuPont Flooring Systems, Inc. and DuPont Residential Flooring Systems, Inc. of our report dated June 4, 2002 relating to the financial statements of the DuPont Flooring Systems, Inc. 401(k) Plan and DuPont Residential Flooring Systems, Inc. 401(k) Plan, which appears in this Form 11K.




/s/ PricewaterhouseCoopers LLP

Hartford, Connecticut
June 24, 2002